FOR IMMEDIATE RELEASE	Contact: David J. Hegarty, President, or John R. Hoadley, Treasurer (617) 796-8350 www.snhreit.com

SNH Announces Financial Results For The Periods Ended June 30, 2004

        Newton, MA (July 29, 2004): Senior Housing Properties Trust (NYSE: SNH) today announced its financial results for the quarter and six months ended June 30, 2004, as follows (in thousands, except per share data):

	Quarter Ended June 30,		Six Months Ended June 30,
	2004	2003	2004	2003
Total revenues	$35,506	$31,842	$72,049	$63,192
Income from continuing operations	$12,822	$10,961	$26,091	$23,020
Net income	$14,041	$9,801	$27,310	$21,860
Funds from operations (FFO)	$23,303	$20,572	$46,997	$42,044

Weighted average shares outstanding	63,471	58,439	62,913	58,438

Per share data: Income from continuing operations	$0.20	$0.19	$0.41	$0.39
Net income	$0.22	$0.17	$0.43	$0.37
Funds from operations (FFO)	$0.37	$0.35	$0.75	$0.72
Distributions declared	$0.31	$0.31	$0.62	$0.62

        Since April 2003, we have been in litigation with HEALTHSOUTH Corporation. We are seeking that our lease with HEALTHSOUTH be reformed to increase the rent payable to us under this lease, among other matters. This litigation remains pending and no trial date has been set, but we have had settlement discussions with the new management of HEALTHSOUTH. Although these discussions seem to be making progress, we do not know whether a final settlement will be achieved.

        Senior Housing Properties Trust is a real estate investment trust headquartered in Newton, MA that owns 150 senior living properties located in 31 states.

(end)

Senior Housing Properties Trust
Financial Information
(in thousands, except per share data)

Income Statement:

	Quarter Ended June 30,		Six Months Ended June 30,

	2004	2004	2004	2003

Revenues:
Rental income	$35,189	$31,568	$70,018	$61,842
Interest and other income	317	274	2,031	1,350

Total revenues	35,506	31,842	72,049	63,192

Expenses: Interest(1)	10,255	9,663	20,625	17,512
Depreciation	9,687	8,891	19,272	17,544
General and administrative	2,742	2,327	6,061	5,116

Total expenses	22,684	20,881	45,958	40,172

Income from continuing operations	12,822	10,961	26,091	23,020
Gain (loss) on sale of property	1,219	(1,160)	1,219	(1,160)

Net income	$14,041	$9,801	$27,310	$21,860

Weighted average shares outstanding	63,471	58,439	62,913	58,438

Per share data: Income from continuing operations	$0.20	$0.19	$0.41	$0.39

Net income	$0.22	$0.17	$0.43	$0.37

Balance Sheet:

	At June 30, 2004	At December 31, 2003

Assets
Real estate properties	$1,445,713	$1,418,241
Less accumulated depreciation	179,203	160,426

	1,266,510	1,257,815
Cash and cash equivalents	4,814	3,530
Restricted cash	5,181	10,108
Deferred financing fees, net	10,340	11,311
Other assets	21,442	21,336

Total assets	$1,308,287	$1,304,100

Liabilities and Shareholders' Equity Unsecured revolving bank credit facility	$33,000	$102,000
Senior unsecured notes, net of discount	393,693	393,612
Junior subordinated debentures due 2041(1)	28,241	27,394
Secured debt and capital leases	26,499	31,817

Total debt	481,433	554,823
Other liabilities	23,063	21,371

Total liabilities	504,496	576,194
Shareholders' equity	803,791	727,906

Total liabilities and shareholders' equity	$1,308,287	$1,304,100

(1)	Revised FASB Interpretation No. 46, which was issued in December 2003, requires that we deconsolidate the entity which has issued our trust preferred securities. The deconsolidation of this entity had no impact on our financial condition or net income. However, instead of presenting trust preferred securities on our balance sheet, we present the junior subordinated debentures that we issued to that entity. Distributions on the trust preferred securities are no longer presented on our income statement, but the interest on the debentures, which is equal to the distributions on the trust preferred securities, is included in interest expense. We reclassified previously reported results for the quarter and six months ended June 30, 2003 and the balance sheet as of December 31, 2003, to conform to the current presentation.

Senior Housing Properties Trust
Other Data
(in thousands, except per share and ratio amounts)

Calculation of Funds From Operations (FFO)(1):

	Quarter Ended June 30,		Six Months Ended June 30,

	2004	2003	2004	2003

Income from continuing operations	$12,822	$10,961	$26,091	$23,020
Add: Depreciation expense	9,687	8,891	19,272	17,544
Deferred percentage rent(2)	794	720	1,634	1,480

FFO	$23,303	$20,572	$46,997	$42,044

Weighted average shares outstanding	63,471	58,439	62,913	58,438

FFO per share	$0.37	$0.35	$0.75	$0.72

Distributions declared	$0.31	$0.31	$0.62	$0.62

Leverage Ratios:

	At June 30, 2004	At December 31, 2003

Total debt / Total assets	36.8%	42.6%
Total debt / Real estate properties before depreciation	33.3%	39.1%
Total debt / Total book capitalization	37.5%	43.3%
Secured debt / Total debt	5.5%	5.7%
Secured debt / Total assets	2.0%	2.4%
Variable rate debt / Total debt	7.7%	20.0%
Variable rate debt/Total assets	2.8%	8.5%

Coverage Ratios:

	Quarter Ended June 30,		Six Months Ended June 30,

	2004	2003	2004	2003

Income from continuing operations	$12,822	$10,961	$26,091	$23,020
Deferred percentage rent	794	720	1,634	1,480
Interest expense	10,255	9,663	20,625	17,512
Depreciation expense	9,687	8,891	19,272	17,544

EBITDA(3)	$33,558	$30,235	$67,622	$59,556

EBITDA / Interest expense	3.3x	3.1x	3.3x	3.4x

(1)

We compute FFO as shown in the calculation above. Our calculation of FFO differs from the NAREIT definition of FFO because we include deferred percentage rent as discussed in Note 2 below. We consider FFO to be an appropriate measure of performance for a REIT, along with net income and cash flow from operating, investing and financing activities. We believe that FFO provides useful information to investors because by excluding the effects of certain historical costs, such as depreciation expense, and gain or losses on sale of properties, FFO can facilitate comparison of current operating performance among REITs. FFO does not represent cash generated by operating activities in accordance with generally accepted accounting principles, or GAAP, and should not be considered an alternative to net income or cash flow from operating activities as a measure of financial performance or liquidity. FFO is one important factor considered by our board of trustees in determining the amount of distributions to shareholders. Other important factors include, but are not limited to, requirements to maintain our status as a REIT, limitations in our revolving bank credit facility and public debt covenants, the availability of debt and equity capital to us and our expectation of our future performance.

(2)

We recognize percentage rental income received during the first, second and third quarters in the fourth quarter. Although recognition of revenue is deferred until the fourth quarter for purposes of calculating net income, the calculation of FFO for the first three quarters includes estimated amounts with respect to those periods. The fourth quarter FFO calculation excludes the amounts recognized during the first three quarters.

(3)

We compute EBITDA as income from continuing operations plus interest expense, depreciation expense and deferred percentage rent. We consider EBITDA to be an appropriate measure of performance for a REIT, along with net income and cash flow from operating, investing and financing activities. EBITDA does not represent cash generated by operating activities in accordance with GAAP and should not be considered an alternative to net income or cash flow from operating activities as a measure of financial performance or liquidity.

Senior Housing Properties Trust
Other Data
The following additional data is intended to respond to frequently asked questions.
At June 30, 2004
(dollars in thousands)

	# of Properties	# of Units/Beds	Investment: carrying value before depreciation	% of Investment	Annualized Current Rent	% of Annualized Current Rent
Facility Type Independent living communities(1)	36	10,485	$897,847	62.1%	$90,185	62.4%
Assisted living facilities	51	3,706	286,658	19.8%	29,054	20.1%
Skilled nursing facilities	61	6,551	217,655	15.1%	16,653	11.5%
Hospitals	2	364	43,553	3.0%	8,700	6.0%

Total	150	21,106	$1,445,713	100.0%	$144,592	100.0%

Tenant/Operator
Five Star/Sunrise (2)	31	7,491	$624,889	43.2%	$63,809	44.1%
Sunrise/Marriott (3)	14	4,091	325,473	22.5%	31,204	21.6%
Five Star	67	6,107	254,059	17.5%	18,178	12.6%
NewSeasons/IBC (4)	10	1,019	87,641	6.1%	9,287	6.4%
HEALTHSOUTH	2	364	43,553	3.0%	8,700	6.0%
Alterra Healthcare	18	894	61,126	4.2%	7,225	5.0%
Genesis HealthCare	1	156	13,007	1.0%	1,509	1.0%
5 private companies (combined)	7	984	35,965	2.5%	4,680	3.3%

Total	150	21,106	$1,445,713	100.0%	$144,592	100.0%

Quarter Ended June 30,

Tenant Operating Statistics (5)
					Percentage of Operating Revenue Sources
	Rent Coverage		Occupancy		Private Pay		Medicare		Medicaid
	2004	2003	2004	2003	2004	2003	2004	2003	2004	2003
Five Star/Sunrise (2)	1.1x	1.0x	90%	91%	85%	86%	11%	11%	4%	3%
Sunrise/Marriott (3)	1.4x	1.2x	89%	87%	81%	82%	14%	14%	5%	4%
Five Star (6)	1.9x	1.6x	88%	90%	31%	34%	22%	17%	47%	49%
NewSeasons/IBC(4) (6)	1.1x	1.1x	78%	79%	100%	100%	--	--	--	--
HEALTHSOUTH(7)	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA
Alterra Healthcare(6)	1.7x	1.5x	80%	86%	98%	98%	--	--	2%	2%
Genesis HealthCare	2.1x	1.3x	97%	97%	24%	24%	35%	33%	41%	43%
5 private companies (combined)	1.8x	1.9x	85%	87%	26%	23%	23%	19%	53%	59%

Six Months Ended June 30,

Tenant Operating Statistics (5)
					Percentage of Operating Revenue Sources
	Rent Coverage		Occupancy		Private Pay		Medicare		Medicaid
	2004	2003	2004	2003	2004	2003	2004	2003	2004	2003
Five Star/Sunrise (2)	1.1x	1.0x	90%	91%	85%	86%	11%	10%	4%	4%
Sunrise/Marriott (3)	1.3x	1.2x	89%	87%	81%	83%	14%	13%	5%	4%
Five Star (6)	1.9x	1.6x	89%	90%	30%	33%	22%	18%	48%	49%
NewSeasons/IBC(4) (6)	1.0x	1.0x	79%	79%	100%	100%	--	--	--	--
HEALTHSOUTH(7)	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA
Alterra Healthcare(6)	1.6x	1.6x	81%	87%	98%	98%	--	--	2%	2%
Genesis HealthCare	1.8x	1.2x	96%	97%	23%	22%	34%	35%	43%	43%
5 private companies (combined)	1.9x	2.0x	86%	88%	25%	22%	22%	19%	53%	59%

(1)	Properties where the majority of units are independent living apartments are classified as independent living communities.

(2)	These 31 properties leased to Five Star Quality Care, Inc., or Five Star, are managed by Sunrise Senior Living, Inc., or Sunrise. Sunrise does not guaranty our lease with Five Star. Rent coverage is after non-subordinated management fees of $4.6 million and $9.2 million and $4.2 million and $8.3 million in the quarter and six months ended June 30, 2004 and 2003, respectively.

(3)	Marriott International, Inc., or Marriott, guarantees the lease for the 14 properties leased to Sunrise.

(4)	Independence Blue Cross, or IBC, a Pennsylvania health insurer, guarantees the lease for the 10 properties leased to NewSeasons Assisted Living Communities, Inc., or NewSeasons.

(5)	All tenant operating data presented are based upon the operating results provided by our tenants for the indicated periods ending June 30, 2004, or the most recent prior period tenant operating results available to us from our tenants. Rent coverage is calculated as operating cash flow from our tenants’ facility operations, before subordinated charges and capital expenditure reserves, divided by rent payable to us. We have not independently verified our tenants’ operating data.

(6)	Includes data for periods prior to our ownership of these properties.

(7)	During 2003, HEALTHSOUTH issued a press release stating that its historical financial information should not be relied upon. In 2004, HEALTHSOUTH issued a press release stating that audited financial information would not be available until 2005. Because we have reason to doubt the financial information we have from HEALTHSOUTH we do not disclose any operating data for this tenant.